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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement of Orange 21 Inc. on Form S-8 of our report dated September 13, 2004, except for the first paragraph of Note 1, as to which the date is November 29, 2004, in the Registration Statement on Form S-1 filed as of September 15, 2004, as amended.

        /s/  NATION HERMES SMITH DIAMOND, APC

Nation Hermes Smith Diamond, APC
San Diego, California

December 13, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM